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                                                                    EXHIBIT 4(b)





             AMENDED AND RESTATED BYLAWS OF BANK SOUTH CORPORATION
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                          AMENDED AND RESTATED BYLAWS



                                       OF



                             BANK SOUTH CORPORATION







                      As Amended through February 16, 1995





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                          AMENDED AND RESTATED BYLAWS
                                       OF
                             BANK SOUTH CORPORATION


                                   ARTICLE I
                                    OFFICES


         SECTION 1. REGISTERED OFFICE. The corporation shall maintain at all times a registered office in the State of Georgia and a registered agent at that office.

         SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Georgia as the business of the corporation may require or make desirable.


                                   ARTICLE II
                             SHAREHOLDERS MEETINGS

         SECTION 1. REGULAR MEETINGS. The regular meeting of the shareholders of the corporation shall be held at the principal office of the corporation or at such other place in the United States as may be determined by the board of directors, at 11:00 a.m. on the third Thursday of the fourth month following the close of each fiscal year, or at such other date and time as shall be determined by the board of directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

         SECTION 2. SPECIAL MEETINGS. (a) Special meetings shall be called by the president or the secretary (i) when so directed by a majority of the entire board of directors or (ii) upon a shareholder demand made in accordance with the requirements of the Georgia Business Corporation Code, as amended from time to time.

         (b) Promptly after the receipt of written shareholder demands purporting to comply with the provisions of the Georgia Business Corporation Code, as amended from time to time (the 'Filing Date'), the corporation shall engage independent inspectors for the purpose of determining the validity of the demand(s) and any revocations thereof. Within 15 calendar days of the Filing Date, such independent inspectors shall deliver to the corporation a written report stating whether the demand comports with the requirements of the Georgia Business Corporation Code, as amended from time to time. If such written report states that the demand is adequate, or if no report is delivered by the independent inspectors within 15 calendar days of the Filing Date, the President or the Secretary of the corporation shall call a special shareholders meeting by mailing notice within 15 days after receipt of the report by said independent inspectors or after the expiration of the reporting period.

         (c) The time, date, and place of any special shareholders meeting shall be determined by the board of directors and shall be set forth in the notice of meeting.
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         SECTION 3.  NOTICE OF MEETINGS.  Unless otherwise required by law or specified in the articles of incorporation or these bylaws, written notice of every meeting of shareholders, stating the place, date and hour of the meeting, shall be given, in a manner permitted by applicable law, to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days prior to the date of the meeting.

         SECTION 4. QUORUM. The holders of a majority of the shares outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders (except as otherwise provided by law, the articles of incorporation or these bylaws). If a quorum is not present at any meeting of the shareholders, the holders of a majority of the shares present (in person or represented by proxy) and entitled to vote thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

         SECTION 5. VOTING. Unless otherwise provided by law, the articles of incorporation, or certificates of designations with respect to any class of preferred stock, each outstanding share, regardless of class, shall be entitled to one vote on each matter voted on at a shareholders meeting. If a quorum exists, action on a matter, other than the election of directors, is approved by a voting group (as defined under applicable law) if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, these bylaws, resolution of the board of directors, or applicable law require a different vote. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. A shareholder may vote his shares in person or by proxy; a shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form. An appointment of a proxy is valid for 11 months unless a shorter or longer period is expressly provided in the appointment form.

         SECTION 6. LIST OF SHAREHOLDERS; INSPECTION OF RECORDS. (a) The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each.

         (b) Shareholders are entitled to inspect the corporate records as provided in the Georgia Business Corporation Code, as amended from time to time.


                                  ARTICLE III
                                   DIRECTORS

         SECTION 1. POWERS. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the corporation shall be managed and directed by its board of directors, which may exercise all powers of the corporation and do all lawful acts and things which are not (by law, by any legal agreement among shareholders, by the articles of incorporation or by these bylaws) directed or required to be exercised or done by the shareholders.





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         SECTION 2.  NUMBER, ELECTION AND TERM.  The number of directors which shall constitute the whole Board shall be not less than five (5) nor more than twenty-five (25), with the exact number of directors being established by resolution of the Board of Directors from time to time; provided, however that no decrease shall have the effect of shortening the term of any incumbent director. The directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, except as hereinafter provided, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office, or death. Directors shall be natural persons who have attained the age of 21 years, but need not be residents of the State of Georgia or shareholders of the corporation. Directors will not be elected for terms beginning after their seventieth birthday. The board, from time to time, may designate persons to act as advisory directors, and directors who retire from the board because of age may be designated as advisory directors.

         SECTION 3. NOMINATIONS. If any shareholder intends to nominate or cause to be nominated any candidate for election to the Board of Directors (other than any candidate to be sponsored by and proposed at the instance of the management), such shareholder shall notify the President by first class registered mail sent not less than 14 nor more than 50 days before the scheduled meeting of the shareholders at which directors will be elected. However, if less than 21 days notice of the meeting is given to shareholders, such nomination shall be delivered or mailed to the President not later than the close of the seventh day following the date on which the notice of the shareholders' meeting was mailed. Such notification shall contain the following information, to the extent known to the shareholder giving such notification:

         (1)     The names and addresses of each nominee to be proposed;

         (2)     Their principal present occupations;

         (3) To the knowledge of the shareholder who proposed to make such nominations, the total number of shares that may be voted for each of the proposed nominees; and

         (4) The names and address of the shareholders who propose to make such nominations, and the number of shares of the corporation owned by each of such shareholders.

Any nominations for directors not in accordance with this requirement may be disregarded by the Chairman of the meeting, and upon instruction by the Chairman, votes cast for each such nominee shall be disregarded by vote tellers. In the event, however, a person should be nominated by more than one shareholder, and if one such nomination complies with this requirement, such nomination shall be honored, and all shares voted for such nominee shall be counted.

         SECTION 4. VACANCIES. Vacancies, including vacancies resulting from any increase in the number of directors, but not including vacancies resulting from removal from office by the shareholders (except as provided in Section 9 of this Article), may be filled by the board of directors or by a majority of the directors then in office (if the directors remaining in office constitute less than a quorum), and a director so chosen shall hold office until the next annual election and until his successor is duly elected and





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qualified, unless sooner displaced.  If there are no directors in office, then vacancies shall be filled through election by the shareholders.

         SECTION 5. MEETINGS AND NOTICE. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Georgia. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by resolution of the board. Special meetings of the board may be called by the chairman of the board or by any three directors upon one day notice given in a manner permitted by law. Such notice shall state a reasonable time, date and place of meeting, but the purpose need not be stated therein. Unless otherwise provided by law, the articles of incorporation or these bylaws, directors may participate in a meeting of the board, or any committee thereof, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in the meeting shall constitute presence in person.

         SECTION 6. QUORUM. At all meetings of the board a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board, except as may be otherwise specifically provided by law, by the articles of incorporation, by these bylaws or by contract. If a quorum shall not be present at any meeting of the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 7. CONSENT OF DIRECTORS. Unless otherwise restricted by the articles of incorporation of these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and signed by each director or committee member, and the writing or writings are delivered to the corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of the board of committee, as the case may be.

         SECTION 8. COMMITTEES. The board of directors may by resolution create one or more committees and appoint one or more members of the board of directors to serve on them. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, subject to limitations imposed by law or the articles of incorporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A majority of each committee may determine its action and may fix the time and places of its meetings, unless otherwise provided by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         In addition to any other committees that may be established by the board of directors pursuant to this Section 8, there shall be a committee known as the executive committee which shall be composed of not less than three nor more than six directors appointed by the board. The executive committee shall meet regularly at such times as it may fix and shall make a report of its actions to the board, which may





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be either verbal or in writing.  The executive committee shall have and may exercise the powers of the board of directors in the management of the affairs and property of the corporation in the interim between meetings of the board, subject to limitations imposed by law or the articles of incorporation. The board may in appointing the committee elect one of its members as chairman to preside and perform any and all other duties designated by the committee.

         SECTION 9. REMOVAL OF DIRECTORS. At any shareholders meeting, with respect to which notice of such purpose has been given, any director may be removed from office, with or without cause, by a majority of the votes entitled to be cast, and his successor may be elected at the same or any subsequent meeting of shareholders; provided that to the extent any vacancy created by such removal is not filled through an election within 130 days after such removal, the remaining directors, by majority vote, shall be entitled to fill any such vacancy.

         SECTION 10. COMPENSATION OF DIRECTORS. Directors shall be entitled to such compensation for their services as directors or members of any committee of the board as shall be fixed from time to time by resolution adopted by the board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the board or any such committee.


                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. NUMBER. The officers of the corporation shall be chosen by the board of directors and shall be a President and a Secretary. The board of directors may also choose a Chairman of the Board, Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any number of offices, except the offices of President and Secretary, may be held by the same person. The board of directors may appoint such other officers and agents as it shall deem necessary.

         SECTION 2. COMPENSATION. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or a committee or officer appointed by the board.

         SECTION 3. TERM OF OFFICE. Unless otherwise provided by resolution of the board of directors, the principal officers shall be chosen annually by the board of directors at the first meeting of the board following the regular meeting of shareholders of the corporation, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

         SECTION 4. REMOVAL. Any officer may be removed from office at any time, with or without cause, by the board of directors, whenever in its judgment the best interests of the corporation will be served thereby.

         SECTION 5. VACANCIES. Any vacancy in an office, existing for any reason, may be filled by the board of directors.





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         SECTION 6.  POWERS AND DUTIES.  Except as otherwise provided by law, the articles of incorporation or these bylaws, or as hereinafter provided, the officers of the corporation shall each have such powers and duties as from time to time may be conferred by the board of directors.

         (a) President. The President shall be the chief executive officer of the corporation, shall preside as chairman at all meetings of shareholders (unless the board shall have created an office of Chairman of the Board), and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The President shall have such authority as generally pertains to the office of president.

         (b) Secretary. The Secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meeting of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders, and shall perform such other duties as may be prescribed by the board of directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest to affixing by his signature.

         (c) Bonds and Sureties. If required by the board of directors, any officer or employee shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         (d) Signatures. The signature of any officer, employee or agent upon any document of the corporation may be made by facsimile or machine signature under such limitations and circumstances as the board of directors or any appropriate committee of the board of directors may provide from time to time.

         (e) Execution of Instruments, Documents, Etc. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, certifications, purchases, sales, cancellations, guaranties, and, without limiting the generality of the foregoing, any and all other instruments, documents, or contracts of any kind or character, may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the corporation by the Chairman of the Board, the President or any Vice President, or any Assistant Vice President, Cashier, or any other Officer. Any such instruments may also be executed, acknowledged, verified, delivered, accepted or attested in behalf of the corporation in such other manner by such other Officers as the Board of Directors may from time to time direct. The provisions of this
Article IV, Section 6(e), are supplementary to any other provisions of these bylaws.





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         SECTION 7.  VOTING SECURITIES OF CORPORATION.  Unless otherwise provided by the board of directors, the President shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present. The board of directors by resolution from time to time may confer like powers upon any other person or persons.


                                   ARTICLE V
                                INDEMNIFICATION

         SECTION 1. RIGHT OF INDEMNIFICATION. The corporation shall indemnify each current and former director (and the heirs and legal representatives of such directors) to the maximum extent permitted by state law, but only to the extent not preempted by federal law.

         SECTION 2. ADVANCE OF EXPENSES. The corporation shall advance expenses incurred by a current or former director with respect to any proceeding for which indemnification is available if such director complies with the provisions of applicable law.

         SECTION 3. RIGHTS OF INDEMNIFICATION CUMULATIVE. The rights of indemnification provided in this Article V shall be in addition to any rights to which any director or officer or other person may otherwise be entitled under any bylaw, agreement, vote of shareholders, or otherwise, and shall be in addition to the power of the corporation to purchase and maintain insurance with respect to any director, officer or other person.


                                   ARTICLE VI
                             CERTIFICATES OF STOCK

         SECTION 1. FORM OF CERTIFICATE. Every holder of record of fully-paid shares in the corporation shall be entitled to have a certificate in such form as the board of directors may from to time prescribe.

         SECTION 2. LOST CERTIFICATES. The corporation may issue a new certificate in place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance satisfactory to the corporation, of the fact by the person claiming the certificate to be lost, stolen or destroyed. The corporation may, in its discretion and as a condition precedent to the issuance thereof, together with such other conditions precedent that it may reasonably require, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 3. TRANSFERS. (a) Transfers of capital shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by its duly authorized attorney, or with a





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transfer clerk or transfer agent appointed as provided in Section 5 of this
Article, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

         (b) Except as otherwise provided by law or as provided elsewhere herein, the corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

         (c) Capital shares may be transferred by delivery of the certificates thereof, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attorney-in-fact, and accompanied by such evidence that all such signatures are genuine, as the corporation, at its option, may request, but no transfer shall affect the right of the corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation as herein provided.

         (d) The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these bylaws or the articles of incorporation concerning the issue, transfer and registration of certificates for shares of the corporation, and nothing contained herein shall limit or waive any rights of the corporation with respect to such matters under applicable law or any subscriptions or other agreement by which the corporation is bound.

         SECTION 4. RECORD DATE. In order that the corporation may determine the shareholders entitled to notice of or to vote at any regular meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         SECTION 5. TRANSFER AGENT AND REGISTRAR. The board of directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of shares to bear the signature or signatures of any of them.


                                  ARTICLE VII
                               GENERAL PROVISIONS

         SECTION 1. DISTRIBUTIONS. Distributions upon shares of the corporation, subject to the provisions, if any, of the articles of incorporation, or any lawful agreement among shareholders, may be declared by the board of directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash or in property, subject to applicable provisions of the articles of incorporation. Before payment of





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any distribution, there may be set aside out of any funds of the corporation available for distribution such sum or sums as the directors from time to time, in their sole and absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 2. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         SECTION 3. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal" and "Georgia." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 4. BUSINESS COMBINATIONS. Sections 14-2-236 through 14-2-238 of the Official Code of Georgia Annotated (Supp. 1988) and Sections 14-2-1131 through 14-2-1133 of the Official Code of Georgia Annotated, effective on July 1, 1989, which set forth criteria to be met before a business combination as defined in O.C.G.A. Section 14-2-236 (and the corresponding Section 14-2-1131 of the Revised Georgia Business Corporations Code) involving the corporation shall become effective, shall apply in their entirety to the corporation, and all business combinations of the corporation shall be conducted in accordance with such Sections.

         SECTION 5. SAVINGS CLAUSE. To the extent these bylaws conflict with any provision of any state or federal law as such laws may be amended from time to time, these bylaws shall be construed so as not to conflict with said law, and any discretionary actions made hereunder shall be made in accordance with applicable law.


                                  ARTICLE VIII
                                   AMENDMENTS

         The board of directors shall have power to alter, amend or repeal these bylaws or adopt new bylaws, but any bylaws adopted by the board of directors may be altered, amended or repealed, and new bylaws may be adopted, by the shareholders if the votes cast within the applicable voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, these bylaws or applicable law requires otherwise.





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